PREFERREDAPARTMENT | COMMUNITIES®
A PUBLICLY TRADED COMPANY (NYSE: APTS)

SERIES A SUBSCRIPTION AGREEMENT

SECTION 1 : INVESTMENT

Payment Instructions: Make all checks payable to "UMB BANK N.A., Escrow Agent for Preferred Apartment Communities, Inc." or wire funds to the instructions in Section 7, Page 5.

Preferred Apartment Communities, Inc., is selling up to a maximum of 1,500,000 Units in connection with this offering (the "Offering"). Each Unit will be sold at a public offering price of $1,000 per Unit. Units will not be issued or certificated. The shares of Series A Redeemable Preferred Stock and the Warrants are immediately detachable and will be issued separately.

This agreement is to be completed by the individual at the broker-dealer who will be signing the subscription agreement.
ALL sections **MUST** be completed and legible. Write/Type "N/A" in the sections that are not applicable.

Number of Units purchased: ________

Purchase price per Unit: $ ________

Aggregate purchase price: $ ________

Minimum initial investment of at least $5,000. No fractional shares will be issued.

Check here if additional purchase and complete the investor information in section 3 : ☐

Account #: *(if applicable)* ________

SECTION 2 : ACCOUNT TYPE

Check one Box Only

ACCOUNT TYPE	ADDITIONAL REQUIRED DOCUMENTATION
○ Individual ○ TOD	If TOD, Transfer on Death form
○ Joint Tenants WROS ○ Tenants in Common ○ Community Property ○ TOD	If TOD, Transfer on Death form
○ Trust	Trustee Certification form or trust documents
○ Estate	Documents evidencing individuals authorized to act on behalf of estate
○ Custodial ○ UGMA: State of ___ ○ UTMA: State of ___	None.
○ Corporation ○ C Corp ○ S Corp	Articles of Incorporation or Corporate Resolution
○ LLC	LLC Operating Agreement or LLC Resolution
○ Partnership	Partnership Certification of Powers or Certificare of Limited Partnership
○ Non-Profit Organization	Formation document or other document evidencing authorized signers
○ Profit Sharing Plan ○ Defined Benefit Plan ○ KEOGH Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
○ Traditional IRA ○ SEP IRA ○ ROTH IRA ○ Simple IRA ○ Inherited/Beneficial IRA * Complete Custodial Ownership below	For Inherited IRA indicate Decedent's name: ________
○ Other (Specify) ________	

CUSTODIAL OWNERSHIP: For *All* Qualified Accounts

THIRD PARTY ADMINISTERED CUSTODIAL PLAN - (New IRA accounts will require an additional application)

CUSTODIAN INFORMATION (To be completed by Custodian above)

Name of Custodian: ________

Mailing Address: ________

City, State, ZIP: ________

Custodian Tax ID#: ________

Custodian Account#: ________

Custodian Phone#: ________

For help completing this form please call the sales desk at **855-320-1414.**

PREFERRED APARTMENT COMMUNITIES | SUBSCRIPTION AGREEMENT 1/5

PREFERRED APARTMENT COMMUNITIES | SUBSCRIPTION AGREEMENT Date of Trust: Entity Name/ Title of Trust City: Bank Name: Bank Phone#: U.S Driver’s License Employee Authorization Document INS Permanent Resident Alien Card Foreign National Identity Documents Passport without U.S. Visa Passport with U.S. Visa Trustee’s information must be provided in Sections 3A and 3B Identification documents must have a reference number and photo. Please attach photocopy. PLACE OF BIRTH IMMIGRATION STATUS C. TRUST/CORPORATION/PARTNERSHIP/OTHER D. GOVERNMENT ID (FOREIGN CITIZENS ONLY) 2/5 A. INVESTOR/TRUSTEE SECTION 3 : INVESTOR INFORMATION Please print name(s) in which Units are to be registered. B. CO-INVESTOR/CO-TRUSTEE Tax ID #: State/Providence: Country: Account#: Country of Issuance: Bank Address: Number for the document checked above: First Name: Middle Name: Last Name: Tax ID or SS#: Street Address: City: State: ZIP: Daytime Phone# Email address: Date of Birth: Employer: Retired: If Non-U.S. Citizen, specify Country of Citizenship: First Name: Middle Name: Last Name: Tax ID or SS#: Street Address: City: State: ZIP: Daytime Phone# Email address: Date of Birth: Employer: Retired: If Non-U.S. Citizen, specify Country of Citizenship: For help completing this form please call the sales desk at 855-320-1414.

PREFERRED APARTMENT COMMUNITIES | SUBSCRIPTION AGREEMENT Owner Signature Co-Owner Signature Please Attach Copy Of Voided Check To This Form If Funds Are To Be Sent To A Bank * The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Date: Date: (if applicable) Name/Entity Name/ Financial Institution: I authorize Preferred Apartment Communities, Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Preferred Apartment Communities, Inc. in writing to cancel. If Preferred Apartment Communities, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. Mailing Address: City: State: ZIP: Phone #: Checking Account Savings Account Brokerage Account ABA/Routing#:Your Account#: 3/5 SECTION 4 : DISTRIBUTIONS Select only one; if nothing is marked the distributions will default to Mail Check (to the Address of Record) Complete this section to elect how to receive your dividend distributions. IRA accounts may not direct distributions without the custodian’s approval. I hereby subscribe for Units of Preferred Apartment Communities, Inc. and elect the distribution option indicated below: For Custodial Accounts all distributions will be sent via check directly to the Custodian as listed in Section 2 For Non-Custodial Or Non-Clearing Firm/Platform Accounts: Credit Dividend to Custodian (including IRA) or Clearing Firm/Platform of Record Mail Check (to the Address of Record) Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investors only) Bobby Bankrate 123 Bankrate Boulevard New York, NY 10001 555-555-5555 Pay to the order of: Memo: DOLLARS $ Generic Bank and Trust Date: |:123456789 |:10987654321 |:1111 1111 Contains Security Features. Details on Back Attach Check Here For help completing this form please call the sales desk at 855-320-1414. Routing Number Account Number Check Number

PREFERRED APARTMENT COMMUNITIES | SUBSCRIPTION AGREEMENT 4/5 Once your account is established go to www.computershare.com/investor and sign up for electronic communication and you’ll help us save trees by reducing paper. WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law. I have received, read and understand the Registration Statement (Registration No. 333-211924), as modified or amended, including the related Prospectus and Charter for this offering and annual and periodic reports filed with the SEC (incorporated by reference into the registration statement and prospectus) wherein the terms, conditions and risks of the offering are described and agree to be bound by the terms and conditions. I am purchasing Units for my/our own account. I am in compliance with the USA PATRIOT Act and not on any governmental authority watch list. Owner Co-Owner(a) (b) (c) Form W-9: I HEREBY CERTIFY under penalty of perjury, I certify that: (i) that the taxpayer identification number shown on the Subscription is correct (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien). (iv) The FATCA code(s) entered on this for (if any) indicating that I am exempt from FATCA reporting is correct. Certification Instructions: You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Authorized Signature Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account (Custodian or Trustee) SECTION 5 : SUBSCRIBER ACKNOWLEDGMENTS AND SIGNATURES Owner Signature Co-Owner Signature Date: Date: Date: (if applicable) The undersigned hereby confirms this agreement to purchase the Units on the terms and conditions set forth herein and acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below) For help completing this form please call the sales desk at 855-320-1414.

PREFERRED APARTMENT COMMUNITIES | SUBSCRIPTION AGREEMENT The Financial Advisor must sign below to complete order. The Financial Advisor hereby represents and warrants that he/she is duly licensed and may lawfully sell Units of Preferred Apartment Communities, Inc. Financial Advisor CRD: Mailing Address: City: Email Address: Broker-Dealer CRD#: Advisor#: State: Zip: Business Phone# Fax#: Broker Dealer/RIA: SECTION 6 : FINANCIAL ADVISOR INFORMATION All fields must be completed 5/5 For help completing this form please call the sales desk at 855-320-1414. The undersigned further represents and certifies that in connection with this subscription for Units, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program. Financial Advisor Signature: Date: Branch Manager and /or RIA Signature: Date: SECTION 7 : PAYMENT INSTRUCTIONS Note: Cash, Cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks or traveler’s checks will not be accepted. SUBMISSION: Mail the ORIGINAL documents, along with your check payable to ‘‘UMB Bank N.A., Escrow Agent for Preferred Apartment Communities, Inc.’’ to the below address. Wires are to use the below wiring instructions. CHECKS & DOCUMENTS UMB Bank, National Association 1010 Grand Boulevard, 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106 Attention: Lara Stevens, Corporate Trust Phone: (816) 860-3017 Fax: (816) 860-3029 WIRE INSTRUCTIONS UMB Bank, N.A. ABA No: 101000695 Acct No: 9800006823 Acct Name: Trust Clearance Reference: 138242 Preferred Apt Communities Attn: Lara Stevens Financial Advisor Name: RIA Submission Check this box to indicate if Broker-Dealer is taking a reduced commission. I understand that by checking the above box, I will receive a selling commission that is equal to percent, which is less than 7%.